EXHIBIT 5

                          CONSENT OF HOGE, EVANS, HOLMES,
                             CARTER & LEDBETTER, PLLC,
                          ATTORNEYS AND COUNSELORS AT LAW

            HOGE, EVANS, HOLMES, CARTER & LEDBETTER, PLLC
                      ATTORNEYS AND COUNSELORS
                           HAMPTON COURT
                            SUITE 600
                          4311 OAKLAWN
                      DALLAS, TEXAS 75219
                   ---------------------------


  Steven B. Holmes
  Licensed In                                           TELEPHONE (214) 765-6000
  Texas and Oklahoma                                   TELECOPIER (214) 765-6020
                                                   E-MAIL SHOLMES@LEGALTEXAS.COM



                                                  October 4, 1999


Board of Directors
CyberGuide Online, Inc.
4300 Horizon N. Parkway
Suite 915
Dallas, Texas 75287


         Re:      CyberGuide Online, Inc.
                  Registration Statement on Form SB-2

Gentlemen:

         We have been retained by CyberGuide Online, Inc. (the "Company") in connection with the Registration Statement (the "Registration Statement") on Form SB-2, to be filed by the Company with the Securities and Exchange Commission relating to the offering of securities of the Company. You have requested that we render our opinion as to whether or not the securities proposed to be issued on terms set forth in the Registration Statement will be validly issued, fully paid, and nonassessable.

         In connection with the request, we have examined the following:

         1.       Articles of Incorporation of the Company;

         2.       Bylaws of the Company;

         3.       The Registration Statement; and

         4. Unanimous consent resolutions of the Company's Board of Directors.

         We have examined such other corporate records and documents and have made such other examinations as we have deemed relevant.

HOGE, EVANS, HOLMES, CARTER & LEDBETTER, PLLC  ---------------------------------


CyberGuide Online, Inc.
Board of Directors
October 4, 1999
Page 2

         Based on the above examination, we are of the opinion that the securities of the Company to be issued pursuant to the Registration Statement are validly authorized and, when issued in accordance with the terms set forth in the Registration Statement, will be validly issued, and fully paid, and non-assessable under the corporate laws of the State of Texas.

         We consent to our name being used in the Registration Statement as having rendered the foregoing opinion and as having represented the Company in connection with the Registration Statement.


                                        Sincerely,
                              HOGE, EVANS, HOLMES, CARTER & LEDBETTER PLLC

                               /s//Steven B. Holmes

                                Steven B. Holmes